Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS ANNOUNCES ELECTION OF

CYNTHIA FELDMANN TO BOARD OF DIRECTORS

Mentor, Ohio (March 14, 2005) - STERIS Corporation (NYSE: STE) today announced that Cynthia Feldmann has been elected to the Company’s Board of Directors. With the addition of Ms. Feldmann, the STERIS Board now consists of eleven members.

Ms. Feldmann currently serves as the Life Sciences Business Development Officer for the Boston law firm Palmer & Dodge, LLP. In this role, she advises the firm’s senior management team on client relationships and business development activities and is responsible for overall client satisfaction and retention. Previously, Ms. Feldmann was with the global accounting firm, KPMG, LLP, holding various leadership roles in the firm’s Medical Technology and Health Care & Life Sciences industry groups, including Partner, Northeast Regional Relationships. Prior to that, she spent 15 years with the accounting firm Coopers & Lybrand (now PricewaterhouseCoopers), ultimately as National Partner-in-Charge of their Life Sciences practice.

“Cynthia is an excellent addition to the STERIS Board of Directors,” said Les C. Vinney, STERIS’s President and Chief Executive Officer. “She brings a wealth of experience in business development, finance and marketing, with significant and unique exposure to the medical and life sciences industries. We look forward to working with her and drawing upon her expertise.”

Ms. Feldmann earned a Bachelor of Science in accounting from Boston College and is a Certified Public Accountant. She is a member of the Board of Directors, Compliance Committee, and Chair of the Audit Committee for Hanger Orthopedic Group, Inc., a provider of orthotic and prosthetic devices and services based in Bethesda, Maryland.

STERIS Corporation

News Announcement

March 14, 2005

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company’s more than 5,000 dedicated employees around the world work together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contact: Aidan Gormley, Senior Director, Corporate Communications and Investor Relations at 440-392-7607.

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This news release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, and changes in government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, regulations, certifications or other requirements or standards may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results, or value, (d) the potential of international unrest or effects of fluctuations in foreign currencies of countries where the Company does a sizeable amount of business, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, and (f) the ability of the Company to successfully complete and/or realize the anticipated benefits of the proposed divestitures of certain Life Sciences product lines.